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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 15, 2001 included in National Mercantile Bancorp's Form 10-KSB for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                      /s/ Arthur Andersen LLP

Los Angeles, California
June 28, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS